================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ______________
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                 ______________
                             STMicroelectronics N.V.
             (Exact name of Registrant as specified in its charter)

    The Netherlands                                           Not Applicable
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                           Identification Number)
                         39, Champ du Chemin des Filles
                              1228 Plan-Les-Ouates
                               Geneva, Switzerland
              (Address of Registrant's principal executive offices)

                             2001 STOCK OPTION PLAN
               STOCK OPTION PLAN FOR SUPERVISORY BOARD MEMBERS AND
                     PROFESSIONALS OF THE SUPERVISORY BOARD
                            (Full title of the plans)

                               Richard Pieranunzi
                             STMicroelectronics Inc.
                             1310 Electronics Drive
                            Carrollton, TX 75006-5039
                                 (972) 466-6000
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
 Title of Securities to be         Amount to be            Proposed Maximum             Proposed Maximum          Amount of
       Registered                   Registered       Offering Price Per Security     Aggregate Offering Price    Registration Fee

------------------------------------------------------------------------------------------------------------------------------------
Common Shares, nominal value       30,892,500 (1)              $27.55                    $851,127,000.80          $68,856.18 (2)
(euro) 1.04 per share
====================================================================================================================================

    (1) Includes 30,000,000 Common Shares under our 2001 Stock Option Plan (the "Option Plan") and 892,500 Common Shares under our Stock Option Plan for Supervisory Board Members and Professionals of the Supervisory Board (the "Supervisory Board Plan"). Pursuant to Rule 416(c) under the Securities Act of 1933 (the "Securities Act") there is also being registered such number of additional shares that may become available for purchase pursuant to the Option Plan and the Supervisory Board Plan in the event of certain changes in the outstanding Common Shares, including reorganizations, mergers, recapitalizations, restructurings, stock dividends, stock splits, reverse stock splits and reclassifications.

    (2) The filing fee is calculated as follows: (i) as to 30,000,000 Common Shares under the Option Plan subject to previously awarded stock options (net of cancellations) and 240,000 Common Shares under the Supervisory Board Plan subject to previously awarded stock options (net of cancellations), based on the weighted per share exercise price of such stock options; and (ii) as to 652,500 Common Shares under the Supervisory Board Plan available for future awards of stock options, estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and 457(c) under the Securities Act, based upon the average of the high and low prices for the Common Shares reported on the New York Stock Exchange on October 1, 2003.

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


              The information required by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the introductory note to
Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement as required by Rule 428(b)(1).



                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.       Incorporation of Documents by Reference.

              We incorporate by reference our Annual Report on Form 20-F for the fiscal year ended December 31, 2002 (File No. 1-13546) (our "Annual Report"), filed on March 14, 2003 with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), our Reports on Form 6-K dated May 15 and July 31, 2003, and the description of our Common Shares contained in Item 10 of our Annual Report.

              All documents that we subsequently file with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and are a part thereof from the date of filing of such documents.

              Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.       Description of Securities.

              Not applicable.

Item 5.       Interests of Named Experts and Counsel.

              Not applicable.

Item 6.       Indemnification of Directors and Officers.

              Our articles of association provide that we shall indemnify any member of the supervisory board or managing board and our officers and agents against all expenses and liabilities resulting from (i) any civil of administrative action, suit or proceeding, provided that the actions on the part of the person were made in good faith and in a manner reasonably believed to be in or not opposed to our best interests, (ii) any criminal action or proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful or out of his or her mandate and the actions on the part of such person were in good faith and in a manner reasonably believed to be in, or not opposed to our best interests and (iii) any action or proceeding by or in the right of STMicroelectronics N.V. to procure a judgment in our favor, if such person acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests and except that no indemnification shall be made if such person is adjudged to be liable for gross negligence or willful misconduct in the performance of his or her duty to STMicroelectronics N.V., unless and to the extent that a court determines that such person is fairly and reasonably entitled to indemnification. Unless ordered by a court, such indemnification shall only be made upon a determination by the supervisory board or a general meeting of shareholders or in certain instances by independent legal counsel in a written legal opinion that indemnification is proper under the circumstances because such person has satisfied the applicable standard of conduct. We may also purchase and maintain insurance policies under which such individuals would be insured against liabilities resulting from their conduct when acting in their capacities on our behalf.

              In addition, Article 25.2.c of our articles of association provides that our general meeting of shareholders shall deal with, inter alia, the "granting of discharge to the members of the Managing Board for their management during the past financial year and the members of the Supervisory Board for their supervision of such management." Under Dutch law, the adoption of the annual accounts and the discharge from liability shall be dealt with in two separate items of the ordinary general meeting of shareholders' agenda and two separate resolutions. Under Dutch law, this discharge is not absolute and would not be effective as to any matters not disclosed to the shareholders.

              Any of our past, present or future directors or officers and the current members of supervisory board are covered pursuant to the terms, conditions and limits provided by an insurance policy indemnifying against certain liabilities, including certain liabilities arising under the Securities Act, that might be incurred by them in such capacities.

Item 7.       Exemption from Registration Claimed.

              Not applicable.

Item 8.       Exhibits.


     Exhibit No.        Description of Document
     -----------        -----------------------

         4.1            Articles of Association of STMicroelectronics N.V.
                        (English translation) (incorporated by reference to the Annual Report on Form 20-F for the year ended December 31, 2001 (File No. 1-13546), filed with the Commission on May 24, 2002).

         4.2            STMicroelectronics N.V. 2001 Stock Option Plan.

         4.3 STMicroelectronics N.V. Stock Option Plan for Supervisory Board Members and Professionals of the Supervisory Board (incorporated by reference to the Annual Report on Form 20-F for the year ended December 31, 2002 (File No. 1-13546), filed with the Commission on March 14, 2003).

         5 Opinion of De Brauw Blackstone Westbroek as to the validity of the Common Shares to be issued pursuant to the STMicroelectronics N.V. 2001 Stock Option Plan and the STMicroelectronics N.V. Stock Option Plan for Supervisory Board Members and Professionals of the Supervisory Board.

         23.1           Consent of PricewaterhouseCoopers Accountants N.V.

         23.2 Consent of De Brauw Blackstone Westbroek (included in its opinion filed as Exhibit 5).

         24             Power of Attorney (included in the signature page).


Item 9.       Undertakings.

              (a)  We undertake:

                   (1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section
                   10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events
                   arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                        (iii) To include any material information with respect
                   to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

              provided, however, that the undertakings set forth in paragraphs
              (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by us pursuant to Section 13 or
              Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) We further undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for our payment of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, then, unless in the opinion of our counsel the matter has been settled by controlling precedent, we will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act, STMicroelectronics N.V. certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Geneva, Switzerland on October __, 2003.

                                        STMICROELECTRONICS N.V.



                                        By:  /s/ Pasquale Pistorio
                                            ------------------------------------
                                        Name:  Pasquale Pistorio
                                        Title: President and Chief Executive
                                               Officer

                                POWER OF ATTORNEY

              Each person whose signature appears below constitutes and appoints Pasquale Pistorio and Carlo Ferro, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities to sign any and all further amendments (including post-effective amendments) and supplements to this Registration Statement, or any abbreviated Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

              Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the indicated capacities on October ___, 2003.

Name and Signature                   Title
------------------                   -----


/s/ Pasquale Pistorio                President and Chief Executive Officer
------------------------------       (Principal Executive Officer)
Pasquale Pistorio


/s/ Carlo Ferro                      Corporate Vice President, Chief Financial
------------------------------       Officer (Principal Financial and Accounting
Carlo Ferro                          Officer)


/s/ Bruno Steve                      Chairman of the Supervisory Board
------------------------------
Bruno Steve


/s/ Tom de Waard                     Member of the Supervisory Board
------------------------------
Tom de Waard


/s/ Remy Dullieux                    Member of the Supervisory Board
------------------------------
Remy Dullieux


/s/ Douglas Dunn                     Member of the Supervisory Board
------------------------------
Douglas Dunn

Name and Signature                   Title
------------------                   -----


/s/ Riccardo Gallo                   Member of the Supervisory Board
------------------------------
Riccardo Gallo


/s/ Francis Gavois                   Member of the Supervisory Board
------------------------------
Francis Gavois


/s/ Alessandro Ovi                   Member of the Supervisory Board
------------------------------
Alessandro Ovi


/s/ Robert M. White                  Member of the Supervisory Board
------------------------------
Robert M. White



Authorized Representative in the United States:


/s/ Richard Peranunzi
------------------------------
Richard Pieranunzi

                                  EXHIBIT INDEX



     Exhibit No.        Description of Document
     -----------        -----------------------

         4.1            Articles of Association of STMicroelectronics N.V.
                        (English translation) (incorporated by reference to the Annual Report on Form 20-F for the year ended December 31, 2001 (File No. 1-13546), filed with the Commission on May 24, 2002).

         4.2            STMicroelectronics N.V. 2001 Stock Option Plan.

         4.3 STMicroelectronics N.V. Stock Option Plan for Supervisory Board Members and Professionals of the Supervisory Board (incorporated by reference to the Annual Report on Form 20-F for the year ended December 31, 2002 (File No. 1-13546), filed with the Commission on March 14, 2003).

         5 Opinion of De Brauw Blackstone Westbroek as to the validity of the Common Shares to be issued pursuant to the STMicroelectronics N.V. 2001 Stock Option Plan and the STMicroelectronics N.V. Stock Option Plan for Supervisory Board Members and Professionals of the Supervisory Board.

         23.1           Consent of PricewaterhouseCoopers Accountants N.V.

         23.2 Consent of De Brauw Blackstone Westbroek (included in its opinion filed as Exhibit 5).

         24             Power of Attorney (included in the signature page).